Exhibit 99.1

Contact:
Investor Relations
212-479-3195

NEWCASTLE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

NEW YORK—(BUSINESS WIRE)- March 8, 2016 - Newcastle Investment Corp. (NYSE: NCT; “Newcastle” or the “Company”) today reported the following information for the quarter and full year ended December 31, 2015.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

▪	Core Earnings of $9 million, or $0.13 per basic share

▪	Adjusted Funds from Operations (“AFFO”) of $5 million, or $0.08 per basic share

▪	GAAP Loss of $5 million, or $0.08 per basic share

−	Depreciation and amortization of $10 million, or $0.15 per basic share*

FULL YEAR 2015 FINANCIAL HIGHLIGHTS

▪	Core Earnings of $38 million, or $0.57 per basic share

▪	AFFO of $56 million, or $0.84 per basic share

▪	GAAP Income of $16 million, or $0.24 per basic share

−	Depreciation and amortization of $39 million, or $0.59 per basic share*

FULL YEAR 2015 HIGHLIGHTS

▪	Golf Business – Owned, leased and managed 86 golf properties across 13 states, over 75% of which were located in the top 20 Metropolitan Statistical Areas (MSAs).

o	American Golf Performance - On a same store basis, the golf business ended the year with 14,729 total private club members, an increase of approximately 300 members, or 2%, over prior year. On a same store basis, public golf rounds played were 3.3 million, an increase of approximately 140,000, or 4%, over prior year.

o	American Golf Capitalization - On August 31, 2015, the Company completed the repurchase of $157 million of third party golf debt at a price of 90.0% of par, or $141 million. The $141 million purchase price was funded with $71 million of cash and $70 million of financing. The repurchase generated a $15 million gain on extinguishment of debt.

o	Golf Innovation – During the year, Newcastle and Taylor Made Golf Company, Inc. (“TaylorMade”) confirmed their intention to create an innovative global golf entertainment company, Drive Shack Holdings LLC (“Drive Shack”). Drive Shack intends to provide an active entertainment outlet that consists of technologically enhanced golf ranges with hitting suites as well as bars and restaurant areas.

▪	Real Estate Debt Portfolio – As of December 31, 2015, the Real Estate Debt Portfolio consisted of $367 million face amount of non-agency assets and $350 million** of agency securities. During the year, the Company:

o	Generated $52 million of net investment income, or an annualized return of 16%

o	Received $102 million of principal recovery primarily from (i) the collapse of CDOs VIII & IX, (ii) real estate debt portfolio sales and pay downs and (iii) the financing of a commercial loan.

▪	Cash Dividends – In December, Newcastle declared a fourth quarter common cash dividend of $0.12 per share, or $8 million. Total common cash dividends in 2015 were $0.48 per share, or $32 million.

	4Q 2015	Full Year 2015
Summary Operating Results:
GAAP Income (Loss)*	$(5) million	$16 million
GAAP Income (Loss) per WA Basic Share*	$(0.08)	$0.24

Non-GAAP Results:
Core Earnings***	$9 million	$38 million
Core Earnings per WA Basic Share***	$0.13	$0.57

AFFO***	$5 million	$56 million
AFFO per WA Basic Share***	$.08	$0.84

WA:  Weighted Average

* GAAP Income for 4Q 2015 includes: (i) $8 million of total depreciation and amortization, (ii) $1 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $1 million of accretion on golf membership deposit liabilities.  GAAP Income for Full Year 2015 includes: (i) $28 million of total depreciation and amortization, (ii) $5 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $6 million of accretion on golf membership deposit liabilities.

**On December 31, 2015, we entered into a trade to sell $350 million face amount of agency securities that settled on January 13, 2016, and were replaced with $353 million face amount of agency securities that settled on January 13, 2016.

***For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Tuesday, March 8, 2016 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Fourth Quarter and Full Year 2015 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, March 22, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “60033647.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Interest income	$21,538	$23,738	$95,891	$127,627
Interest expense	(13,737)	(19,113)	(62,129)	(80,022)
Net interest income	7,801	4,625	33,762	47,605

Impairment (Reversal)
Valuation allowance (reversal) on loans	1,857	(1,176)	9,541	(2,419)
Other-than-temporary impairment on securities and other investments	—	—	9,891	—
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive (income) loss into net income	—	—	(31)	—
Total impairment (reversal)	1,857	(1,176)	19,401	(2,419)
Net interest income after impairment (reversal)	5,944	5,801	14,361	50,024

Operating Revenues
Golf course operations	40,116	38,746	177,266	179,445
Sales of food and beverages - golf	17,446	16,221	71,437	68,554
Other golf revenue	11,801	9,707	47,153	43,538
Total operating revenues	69,363	64,674	295,856	291,537

Other Income
Gain (loss) on settlement of investments, net	(4,117)	1,496	20,506	52,028
Gain (loss) on extinguishment of debt	(61)	—	15,306	(3,410)
Other income, net	1,818	2,833	3,689	25,844
Total other income (loss)	(2,360)	4,329	39,501	74,462

Expenses
Loan and security servicing expense	36	(225)	291	1,199
Operating expenses - golf	57,062	59,228	245,421	254,104
Cost of sales - golf	7,678	7,088	31,681	30,271
General and administrative expense	2,670	3,189	11,746	14,652
Management fee to affiliate	2,675	4,186	10,692	21,039
Depreciation and amortization	7,651	7,583	28,634	26,967
Total expenses	77,772	81,049	328,465	348,232
Income (loss) from continuing operations before income tax	(4,825)	(6,245)	21,253	67,791
Income tax expense	(985)	64	345	208
Income (loss) from continuing operations	(3,840)	(6,309)	20,908	67,583
Income (loss) from discontinued operations, net of tax	—	(2,762)	646	(35,189)
Net Income (loss)	(3,840)	(9,071)	21,554	32,394
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Net (income) loss attributable to noncontrolling interest	76	141	293	852
Income (loss) Applicable To Common Stockholders	$(5,159)	$(10,325)	$16,267	$27,666

Income (loss) Applicable to Common Stock, per share
Basic	$(0.08)	$(0.16)	$0.24	$0.45
Diluted	$(0.08)	$(0.16)	$0.24	$0.44

Income (loss) from Continuing Operations per share of Common Stock, after preferred dividends and noncontrolling interest
Basic	$(0.08)	$(0.12)	$0.23	$1.02
Diluted	$(0.08)	$(0.12)	$0.23	$1.00

Income (loss) from Discontinued Operations per share of Common Stock
Basic	$—	$(0.04)	$0.01	$(0.57)
Diluted	$—	$(0.04)	$0.01	$(0.57)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	66,579,072	66,404,248	66,479,321	61,500,913
Diluted	66,579,072	66,404,248	68,647,915	63,131,227

Consolidated Balance Sheets
($ in thousands, except share data)

	December 31,
	2015	2014
Assets
Real estate securities, available-for-sale	$59,034	$231,754
Real estate securities, pledged as collateral	105,963	407,689
Real estate related and other loans, held-for-sale, net	149,198	230,200
Residential mortgage loans, held-for-sale, net	532	3,854
Subprime mortgage loans subject to call option	380,806	406,217
Investments in other real estate, net of accumulated depreciation	227,907	239,283
Intangibles, net of accumulated amortization	74,472	84,686
Other investments	20,595	26,788
Cash and cash equivalents	45,651	73,727
Restricted cash	4,469	15,714
Receivables from brokers, dealers and clearing organizations	361,341	—
Receivables and other assets	38,014	35,191
Assets of discontinued operations	—	6,803
Total Assets	$1,467,982	$1,761,906

Liabilities and Equity

Liabilities
CDO bonds payable	$92,933	$227,673
Other bonds and notes payable	16,162	27,069
Repurchase agreements	418,458	441,176
Credit facilities and obligations under capital leases	11,258	161,474
Financing of subprime mortgage loans subject to call option	380,806	406,217
Junior subordinated notes payable	51,225	51,231
Dividends payable	8,929	8,901
Membership deposit liabilities	88,205	79,678
Payables to brokers, dealers and clearing organizations	105,940	—
Accounts payable, accrued expenses and other liabilities	83,944	99,712
Liabilities of discontinued operations	—	447
Total Liabilities	$1,257,860	$1,503,578

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2015 and 2014	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,654,598 and 66,424,508 shares issued and outstanding at December 31, 2015 and 2014, respectively	667	664
Additional paid-in capital	3,172,370	3,172,060
Accumulated deficit	(3,057,538)	(3,041,880)
Accumulated other comprehensive income	33,297	65,865
Total Newcastle Stockholders’ Equity	210,379	258,292
Noncontrolling interests	(257)	36
Total Equity	$210,122	$258,328

Total Liabilities and Equity	$1,467,982	$1,761,906

Reconciliation of Core Earnings
($ in thousands)
	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Income (loss) applicable to common stockholders	$(5,159)	$16,267
Add (deduct):
Impairment (reversal)	1,857	19,401
Other (income) loss (A)	1,646	(38,043)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	(1)	(307)
Depreciation and amortization (B)	10,316	39,416
Acquisition, restructuring and spin-off related expenses (C)	(111)	1,391
Core earnings	$8,548	$38,125

(A)	Excludes $0.3 million and $1.3 million related to other income from an equity method investment during the three months ended and year ended December 31, 2015, respectively, and includes $(1.0) and $0.1 million of (benefit) provision for income taxes relating to the gain on extinguishment of debt during the three months and year ended December 31, 2015, respectively.

(B)	Includes accretion of membership deposit liability of $1.4 million and $5.8 million, and amortization of favorable and unfavorable leasehold intangibles of $1.2 million and $4.9 million during the three months and year ended December 31, 2015, respectively. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses – golf.

(C)	Includes $0.1 million and $0.3 million of restructuring expenses during the three months and year ended December 31, 2015, respectively, which was recorded to operating expenses - golf.

CORE EARNINGS
Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate, media and golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, net of related provision for income taxes, including any impairment, on its investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges, including the accretion of the membership deposit liability and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, net of related provision for income taxes, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity and is not necessarily indicative of cash available to fund cash needs. For a further description of the differences between cash flow provided by operations and net income, see “– Liquidity and Capital Resource” below. Our calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of Adjusted Funds from Operations (“AFFO”)
($ in thousands)

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Income (loss) applicable to common stockholders	$(5,159)	$16,267
Add (deduct):
Depreciation and amortization (A)	10,316	39,416
AFFO	$5,157	$55,683

(A)	Depreciation and amortization charges for the three months ended December 31, 2015 includes (i) $7.7 million of depreciation and amortization, (ii) $1.2 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $1.4 million of accretion on the golf membership deposit liability. Depreciation and amortization charges for the year ended December 31, 2015 includes (i) $28.6 million of depreciation and amortization, (ii) $4.9 million of amortization of favorable or unfavorable leasehold intangibles and (iii) $5.8 million of accretion on the golf membership deposit liability.

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations as net income available for common stockholders plus depreciation and amortization including the accretion of the membership liability and the amortization of favorable or unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of our operating performance or as an alternative to cash flow as a measure of our liquidity, and it is not necessarily indicative of cash available to fund cash needs. Our calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate‐related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to create, develop and market Drive Shack, and Drive Shack’s ability to provide an active entertainment outlet that consists of technologically enhanced golf ranges with hitting suites, bars and restaurant areas. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.